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                                                                Exhibit 23.3

                     CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 31, 1994, with respect to the 1993 consolidated financial statements of Independent Bankshares, Inc. included in the Registration Statement, as amended, (Amendment No. 2 to Form S-1) and related Prospectus of Independent Bankshares, Inc. for the registration of 316,250 shares of its common stock.


                                            /s/ ERNST & YOUNG LLP
                                          -------------------------
                                               ERNST & YOUNG LLP

Fort Worth, Texas
January 20, 1997